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                                                                     EXHIBIT 4.5


                         REGISTRATION RIGHTS AGREEMENT
                         -----------------------------

     This Registration Rights Agreement (this "Agreement") is made and entered into effective as of the 1st day of September, 2000 by and between APPLIED VOICE RECOGNITION, INC., a Delaware corporation doing business as e-DOCS.net (the "Company") and ______________ (the "Noteholder").

                               R E C I T A L S:
                               ----------------

     WHEREAS, the Company has executed that certain Convertible Promissory Note of even date herewith in the amount of $____________ and payable to the Noteholder (the "Note") whereby the Noteholder will lend such funds to the Company and principal and accrued interest under the Note will be converted into common stock, $0.001 par value per share, of the Company (the "Common Stock") pursuant to the terms of the Note (the Common Stock received by the Noteholder shall hereinafter be referred to as the "Subject Stock"); and

     WHEREAS, the Company desires to grant to the Noteholder certain registration rights relating to the shares of the Subject Stock, and the Noteholder desires to obtain such registration rights, subject to the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the mutual promises contained herein, the Note, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged and agreed, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   Registration Rights.
          -------------------

          a. The Company covenants and agrees that it will cause to be filed pursuant to Rule 415 of The Securities Act of 1933, as amended (the "Securities Act"), a Shelf Registration Statement (the "Shelf Registration Statement") as to the shares of Subject Stock that were or are to be issued to the Noteholder following conversion of the Note, naming such holders who wish to be named therein as selling stockholders. The Company will use its commercially reasonable efforts to see that the Shelf Registration Statement is declared effective on or before December 31, 2000 and that it is kept continuously effective in compliance with applicable laws until two years following the conversion of the Note. If any event occurs that would cause the Shelf Registration Statement to contain a material misstatement or omission or not to be effective and usable during the period that such Shelf Registration Statement is required to be effective and usable, the Company shall promptly file an amendment to the Shelf Registration Statement and use its best efforts to cause such amendment to be declared effective as soon as practicable thereafter. The Noteholder shall furnish to the Company such information regarding its holdings and the proposed manner of distribution thereof as the Company may reasonably request and as shall be required in connection with the Shelf Registration Statement. Notwithstanding any provision contained herein to the contrary, the Company's obligation to include, or continue to include, shares of Common Stock in the Shelf Registration Statement under this Section 1 shall

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terminate to the extent such shares are eligible for resale under Rule 144(k)
promulgated under the Securities Act.

          b. All costs and expenses of any registration and qualification pursuant to this Section 1 shall be borne by the Company. Such costs and expense shall include, without limitation, the fees and expenses of counsel for the Company and of its accountants, all other costs, fees and expenses of the Company incident to the preparation, printing and filing under the Securities Act of the registration statement and all amendments on supplements thereto, the cost of furnishing copies of each preliminary prospectus, each final prospectus and each amendment or supplement thereto to underwriters, dealers and other purchases of the Common Stock and the costs and expenses (including fees and disbursements of counsel) incurred in connection with the qualification of the Common Stock under the securities laws of various jurisdictions. Notwithstanding the foregoing, the Company shall not be obligated to bear any fees, or expenses for counsel or other advisors to the Noteholder or any underwriting fees, discounts or commissions or brokerage fees allocable to the registration or qualification of the Subject Stock.

          c.   In the case of any registration or qualification pursuant to this
Section 1, the Company will keep the Noteholder advised in writing as to the initiation of proceedings for such registration and qualification and as to the completion thereof, and will advise the Noteholder, upon request, of the progress of such proceeding.

          d. At the Company's expense, the Company will keep each registration and qualification under this Section 1 effective (and in compliance with the Securities Act) by such action as may be necessary or appropriate for a period of two years after the conversion of the Note, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus necessary to keep the registration statement current and the further qualification under any applicable state securities laws to permit such sale or distribution, all as reasonably requested by the Noteholder. The Company will immediately notify the Noteholder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

          e. In connection with any registration of the Subject Stock under this Section 1, the Company will provide a transfer agent and registrar for the Subject Stock not later than the effective date of such registration statement.

          f. In connection with any registration of the Subject Stock under this Section 1, the Company will, if requested by the underwriters for any Common Stock included in such registration, enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions, including, without limitation, provisions relating to indemnification and contribution. The Noteholder shall be party to any such underwriting agreement, and the

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representations and warranties by, and the other agreements on the part of, the
Company to and for the benefit of such underwriters shall also be made to and for the benefit of the Noteholder.

          g. In connection with the preparation and filing of each registration statement registering the Subject Stock under this Section 1, the Company will give the Noteholder and its underwriter, if any, and their respective counsel and accountants (at their sole expense), the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission (the "Commission"), and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, its counsel and the independent public accountants who have certified its financial statements, as shall be necessary, in the opinion of the Noteholder or such underwriters or their respective counsel, in order to conduct a reasonable and diligent investigation within the meaning of the Securities Act. Without limiting the foregoing, each registration statement, prospectus, amendment, supplement or any other document filed with respect to a registration under this Section 1 shall be subject to a reasonable review and comment period by the Noteholder registering the Subject Stock in such registration and by its counsel.

          h. The Company will, at the expense of the Company, furnish to the Noteholder such number of registration statements, prospectuses, offering circulars and other documents incident to any registration or qualification referred to in this Section 1 as the Noteholder from time to time may reasonably request.

          i. (1) The Company agrees to indemnify, to the extent permitted by law, the Noteholder and its officers, directors, stockholders, employees, agents and representatives, and any other person deemed to control the Noteholder within the meaning of the Securities Act against all losses, claims, damages, liabilities and expenses caused by (a) any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any other federal or state securities law, rule or regulation applicable to the Company or (b) any untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Noteholder expressly for use therein or by such Noteholder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

               (2) In connection with any registration statement in which the Noteholder is participating, such Noteholder will furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors, officers, stockholders, employees, agents and representatives, and any other person deemed to control the Company against any losses, claims, damages, liabilities and expenses resulting from any untrue statement or material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not

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misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Noteholder. In connection with an underwritten offering, the Noteholder will indemnify the underwriters, the officers and directors and each person who controls such underwriters to the same extent as provided above with respect to the indemnification of the Company.

               (3) Any party entitled to indemnification hereunder will (a) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (b) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

               (4) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and will survive the transfer of securities. If for any reason the foregoing indemnification is unavailable to any party or insufficient to hold it harmless as and to the extent contemplated by the preceding paragraphs, then the Company or the Noteholder, as the case may be, shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Noteholder or any other applicable indemnified party, as the case may be, on the other hand, and also the relative fault of the Company and the Noteholder or other applicable indemnified party, as the case may be, as well as any other relevant equitable considerations.

          j. The Company agrees that if it shall become eligible to list its shares of the Common Stock on a national securities exchange or on an automated national quotation system, the Company shall use its best efforts to cause its Common Stock to be so listed. If the Company shall list any shares of Common Stock on any securities exchange or on an automated national quotation system, it will, at its expense, list thereon, maintain, and increase when necessary such listing of, all shares of Common Stock so long as any shares of Common Stock shall be so listed.

          k. With a view to making available to the Noteholder the benefits of Rule 144 promulgated under the Securities Act, the Company agrees to maintain registration of its Common Stock under Section 12(g) or 15(d) of the Exchange Act and to file with the Commission in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Exchange Act so as to maintain the availability of Rule 144. When Rule 144(k) is being complied with, the Company shall deliver securities not bearing any legend restricting transfer for such securities, as may be requested from time to time by the

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Noteholder upon delivery to the Company of a customary shareholder representation letter in a form reasonably acceptable to the Company.

     l. If the Shelf Registration Statement is not declared effective by December 31, 2000, the Company shall pay to the Noteholder each month thereafter until such Shelf Registration Statement is declared effective or the Subject Stock is illegible to be sold pursuant to Rule 144(k) promulgated under the Securities Act, an amount equal to one and one quarter percent (1-1/4%) times the basis in each such share, times the number of shares of Subject Stock remaining unsold (the "Penalty Payments"). The Penalty Payments shall be made to the Noteholder on or before the tenth day of each month for the prior month and shall be pro rated for any period of less than 30 days. The Noteholder agrees that the Penalty Payments shall be the Noteholder's sole and exclusive remedy against the Company for the Company's failure to cause the Shelf Registration Statement to be declared effective hereunder.

     2.   Miscellaneous.
          -------------

          a.   No Inconsistent or Senior Agreements.  The Company will not
               ------------------------------------
hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Noteholder in this Agreement. The Company will not hereafter enter into any agreement with respect to its securities which confers upon any party any registration rights that would pre-empt the registration rights granted pursuant hereto.

          b.   Remedies.  Each Holder, in addition to being entitled to
               --------
exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive (to the extent permitted by law) the defense in any action for specific performance that a remedy of law would be adequate.

          c.   Amendments and Waivers.  The provisions of this Agreement may
               ----------------------
not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company has obtained the written consent of the holders of at least a majority of the Common Stock then outstanding affected by such amendment, modification, supplement, waiver or departure.

          d.   Successors and Assigns.  Except as otherwise expressly provided
               ----------------------
herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

          e.   Governing Law.  This Agreement shall be governed by and construed
               -------------
in accordance with the internal laws of the State of Texas applicable to contracts made and to be performed wholly within that state, without regard to the conflict of law rules thereof.

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          f.   Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          g.   Headings.  The headings in this Agreement are used for
               --------
convenience of reference only and are not to be considered in construing or interpreting this Agreement.

          h.   Notices.  Any notice required or permitted under this Agreement
               -------
shall be given in writing and shall be delivered in person or by telecopy or by overnight courier guaranteeing no later than second business day delivery, directed to (i) the Company at the address set forth below its signature hereof or (ii) the Noteholder at the address set forth below its signature hereof. Any party may change its address for notice by giving ten (10) days advance written notice to the other parties. Every notice or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered, or on the date actually received, if sent by telecopy or overnight courier service, with receipt acknowledged.

          i.   Severability.  In the event that any one or more of the
               ------------
provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Noteholder shall be enforceable to the fullest extent permitted by law.

          j.   Entire Agreement.  This Agreement is intended by the parties as
               ----------------
a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

          k.   Recitals.  The recitals are hereby incorporated in the Agreement
               --------
as if fully set forth herein.

          l.   Attorneys Fees.  If any action is necessary to enforce or
               --------------
interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorneys' fees and costs, in addition to any other relief to which he is or may be entitled. This provision shall be construed as applicable to the entire agreement.

          m.   Arbitration.  All disputes, claims, and/or requests for
               -----------
specific contractual performance, or other equitable relief, or damages or any other matters in question between the parties arising out of this Agreement shall be submitted for arbitration, provided that the parties have first made a good faith effort to resolve such matters together. Demand shall be made to the American Arbitration Association ("AAA") and shall be conducted in Houston, Texas by a panel of three (3) arbitrators. The Noteholder and the Company shall each choose one (1) panel member from a panel of person having experience with and knowledge of the purchase and sale of securities. The third member shall be an independent party, chosen by the first two members.

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At least one member of the panel must have a legal background. Arbitration shall be in accordance with the commercial rules of the AAA. The Award of the Arbitrators shall be final and judgement may be entered upon it in any court having jurisdiction thereof, and the prevailing party shall be entitled to costs and reasonable attorneys' fees arising out of Arbitration.

EXECUTED as of the date first written above.


Company:                           APPLIED VOICE RECOGNITION, INC.
                                   d/b/a e-DOCS.net

                                   By:______________________________
                                      Timothy J. Connolly, President

                                   1770 St. James Place, Suite 116
                                   Houston, Texas 77056
                                   Attention: President


Noteholder:                        _________________________________


                                   Address:



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